Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form SB-2 of our report dated August 23, 2001 relating to the financial statements of ITIS Services LLC, which appears in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.

                                                                                                  /s/ PricewaterhouseCoopers LLP
                                                                                                  PricewaterhouseCoopers LLP

Stamford, CT
July 18, 2002